Exhibit 10.1
                                                    BUSINESS NEWS NETWORK, INC.
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VIA US MAIL AND FACSIMILE (706) 651-1421
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                                                     September 27, 1999
Bob Wilson
Southern States Lenders, Inc.
421 Columbia Road, Suite 5-B
Martinez, GA  30907

         Re:      Agreement for Purchase of Advertising Time

Dear Bob:

         This letter will set forth our agreement, effective as of the date first written above, with respect to the purchase by Southern States Lenders, Inc. ("Corporation") of advertising time on the broadcast of the Business News Network (the "Network"). Business News Network, Inc. ("BNN") will provide Corporation with a One Hundred Twenty Thousand Dollar ($120,000) credit towards the purchase of advertising on the Network's broadcast (the "Credit"). In exchange for the Credit, Corporation will issue to BNN's assignee, B. Michael Pisani ("Assignee"), Two Hundred Forty Thousand (240,000) shares of its common stock. A certificate evidencing Assignee's ownership of such shares shall be delivered per BNN's instructions within five business days of the date first written above, at which time the shares shall be fully paid and non-assessable. If such shares are restricted, Assignee's holding period shall deem to start as to all such shares on the date first written above.

         The Corporation may utilize the Credit for advertising time to be broadcast any time prior to 12:00 a.m. EST on the third anniversary of this agreement, subject to availability; PROVIDED THAT, to the extent at least one third of the Credit is not utilized by the second anniversary of this agreement, that portion of the Credit will expire and FURTHER PROVIDED THAT, BNN may refuse to provide advertising time representing a conversion of more than one tenth of the original Credit in a single calendar month. The conversion of the Credit to advertising time shall be made based on BNN's Media Rate Card. A copy of BNN's current Media Rate Card is appended to this letter. In the event BNN's Media Rate Card changes, Corporation shall be entitled to purchase advertising time according to the replaced Media Rate Card for a period of 120 days subsequent to BNN's notice to Corporation of such change.

         Corporation's rights under this agreement may not be assigned without the written consent of BNN. This Agreement represents the entire understanding of the parties and may be modified only by a writing signed by the parties.

         The signature made in closing below shall evidence BNN's acceptance of and intent to be bound by the foregoing, with the further intent that all others may rely thereupon. Please have Corporation execute this Agreement in the space provided. In addition, please deliver a copy of the resolution of Corporation's Board of Directors to issue the Corporation Shares together with a Secretary's Certificate authenticating such resolution. Once executed by all parties and delivery
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          10 FAWN LANE, HAVERFORD, PA 19041 * TELEPHONE (610) 526-9347
                            *FACSIMILE (610) 526-9345


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Southern States Lenders, Inc.                                September 27, 1999
Advertising Barter Agreement                                        Page 2 of 2

of the foregoing corporate documents having been made, the agreement shall be deemed effective as of the date first written above.

         We at BNN are pleased to provide you with this asset and anticipate providing you with even greater value upon its conversion to an advertising campaign.

                                                       Very truly yours,

                                                       /s/ Michael B. Pisani
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                                                       Michael B. Pisani,
                                                       Chief Executive Officer


Agreed to and accepted on this 30th
day of September, 1999, With the
intent to be bound by the foregoing
and with The further intent that all
others may rely thereupon.

CORPORATION

By:      /s/ Robert S. Wilson        Corporate Seal:
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             Robert S. Wilson

Its:     Chairman
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